Prudential Investment Portfolios, Inc. 8
Annual period ending 3/31/15
File No. 811-06677
SUB-ITEM 77-C
Submission of Matters to a Vote of Security Holders
Results of Proxy Voting (Unaudited)


At the special meeting of shareholders held on November 26, 2014, shareholders of the Prudential Investment Portfolios 8 which is comprised of the Prudential Stock Index Fund (the Fund), approved the following proposal.

To elect twelve Directors:






SHARES VOTED
 % OF VOTED
 % OF TOTAL

(a) Ellen S. Alberding;

FOR
   7,417,823.501
   94.964
   35.711
WITHHELD
   393,448.229
   5.036
   1.894




(b) Kevin J. Bannon;
FOR
   7,414,858.361
   94.926
   35.697
WITHHELD
   396,413.369
   5.074
   1.908




(c) Linda W. Bynoe;
FOR
   7,415,646.370
   94.936
   35.701
WITHHELD
   395,625.360
   5.064
   1.904




(d) Keith F. Hartstein;
FOR
   7,416,178.765
   94.943
   35.703
WITHHELD
   395,092.965
   5.057
   1.904




(e) Michael S. Hyland;
FOR
   7,414,373.569
   94.919
   35.695
WITHHELD
   396,898.161
   5.081
   1.910




(f) Stephen P. Munn;
FOR
   7,404,786.610
   94.797
   35.649
WITHHELD
   406,485.120
   5.203
   1.956




(g) James E. Quinn;
FOR
   7,416,800.629
   94.950
   35.706
WITHHELD
   394,471.101
   5.050
   1.899




(h) Richard A. Redeker;
FOR
   7,403,841.623
   94.785
   35.644
WITHHELD
   407,430.107
   5.215
   1.961




(i) Stephen G. Stoneburn;
FOR
   7,405,831.382
   94.810
   35.644
WITHHELD
   405,440.348
   5.190
   1.951




(j) Stuart S. Parker;
FOR
   7,416,209.875
   94.943
   35.704
WITHHELD
   395,061.855
   5.057
   1.901




(k) Scott E. Benjamin; and
FOR
   7,415,976.459
   94.940
   35.702
WITHHELD
   395,295.271
   5.060
   1.903




(l) Grace C. Torres.
FOR
   7,421,095.327
   95.005
   35.727
WITHHELD
   390,176.403
   4.995
   1.878


The special meeting of shareholders of the Fund held on November 26, 2014, was adjourned to December 3, 2014, and further adjourned to December 10, 2014, January 9, 2015, and February 9, 2015 to permit further solicitation of proxies on the proposals noted below.

An abstention or a broker non-vote is considered present for purposes of determining a quorum but has the effect of a vote against such matters. At the special meeting of shareholders held on February 9, 2015, insufficient votes were obtained to approve the following proposals:

Proposal 1: To permit PI to enter into or make material changes to the Fund's subadvisory agreements with subadvisers that are wholly-owned subsidiaries of PI or a sister company of PI (wholly-owned subadvisers) without shareholder approval.

SHARES VOTED
 % OF VOTED
 % OF TOTAL

FOR
   3,717,516.550
   47.233
   17.897
AGAINST
   342,613.650
   4.353
   1.650
ABSTAIN
   255,104.998
   3.241
   1.228
BROKER NON-VOTE
   3,555,488.604
   45.173
   17.117

TOTAL
   7,870,723.802
   100.000   %
   37.892

Proposal 2: To designate the Fund's investment objective as a non-fundamental policy of the Fund, meaning that the Fund's investment objective could be changed with the approval of the Fund's Board of Directors, but without shareholder approval.

SHARES VOTED
 % OF VOTED
 % OF TOTAL

FOR
   3,559,344.718
   45.223
   17.136
AGAINST
   474,427.757
   6.028
   2.284
ABSTAIN
   281,462.723
   3.576
   1.355
BROKER NON-VOTE
   3,555,488.604
   45.173
   17.117

TOTAL
   7,870,723.802
   100.000   %
   37.892